Exhibit 4.28G

JOINDER AGREEMENT

JOINDER AGREEMENT, dated as of August 18, 2006, made by CLEAN HARBORS EL DORADO, LLC, a Delaware limited liability company, and CLEAN HARBORS WILMINGTON, LLC, a Delaware limited liability company, (each an “Additional US Borrower”) in favor of (a) CREDIT SUISSE, as LC Facility Collateral Agent and LC Facility Administrative Agent (in such capacity, the “LC Facility Administrative Agent”) for the benefit of the LC Facility Secured Parties (as defined in the Credit Agreement (as defined below)) and (b) BANK OF AMERICA, N.A., as administrative agent for the Revolving Facility (in such capacity, the “Revolving Administrative Agent” and together with the LC Facility Administrative Agent, the “Administrative Agents”) for the benefit of the Revolving Secured Parties (as defined in the Credit Agreement).  All capitalized terms not defined herein shall have the meanings given to them in such Credit Agreement.

W I T N E S S E T H:

WHEREAS, Clean Harbors, Inc., a Massachusetts corporation (the “Parent”), the other Credit Parties, the LC Facility Administrative Agent, Bank of America, N.A. (“BANA”), as Revolving Administrative Agent, Banc of America Securities LLC, as sole arranger under the Revolving Facility, BANA, as syndication agent under the LC Facility, Credit Suisse, as sole bookrunner under the LC Facility, and Credit Suisse and BAS, as joint lead arrangers under the LC Facility, have entered into an Amended and Restated Loan and Security Agreement, dated as of June 30, 2004, amended as of July 20, 2005 and amended and restated as of December 1, 2005 (as the same may be further amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Parent, the other Assignors, the LC Facility Administrative Agent and U.S. Bank National Association, as trustee for the Second Lien Note Creditors have entered into the Amended and Restated Security Agreement, dated as of June 30, 2004 and amended and restated as of December 1, 2005 (as the same may be further amended, restated, modified and/or supplemented from time to time, the “Security Agreement”); in favor of the LC Facility Administrative Agent for the benefit of the Secured Parties;

WHEREAS, simultaneously herewith, pursuant to the Credit Agreement, the Parent, each Additional US Borrower, the other US Credit Parties and the LC Facility Administrative Agent are entering into a Term Loan Supplement whereby, pursuant to Section 2.10 of the Credit Agreement, certain Term Loan Lenders are willing to make Term Loans in an aggregate principal amount of $30.0 million to the US Borrowers, which shall include each Additional US Borrower;

WHEREAS, each Additional US Borrower hereby confirms the grant to the Accounts Collateral Agent of the security interests in Accounts Collateral for the benefit of itself and each other Secured Party pursuant to Section 5.1 of the Credit Agreement;

WHEREAS, simultaneously herewith, pursuant to the Security Agreement, the Additional US Borrowers and the LC Facility Administrative Agent are entering into an Assumption Agreement, whereby, pursuant to Section 10.13 of the Security Agreement, each Additional US Borrower is to become an Assignor under the Security Agreement from and after the date hereof; and

WHEREAS, this Joinder Agreement is executed and delivered pursuant to the Credit Agreement;

NOW, THEREFORE, IT IS AGREED:

1.             Credit Agreement.  (a) In accordance with Section 9.26 of the Credit Agreement, by executing and delivering this Joinder Agreement, each Additional US Borrower hereby becomes a US Borrower under the Credit Agreement from and after the date hereof with the same force and effect as if originally a “US Borrower” under the Credit Agreement.  Without limiting the generality of the foregoing, each Additional US Borrower hereby expressly agrees to observe and perform and be bound by all of the terms, covenants, representations, warranties, and agreements contained in the Credit Agreement which are binding upon, and to be observed or performed by, a US Borrower.

(b)           All Term Loans made pursuant to the Term Loan Supplement are made to or for the mutual benefit, directly and indirectly, of each of the US Borrowers and in consideration of the agreement of the other US Borrowers to accept joint and several liability for the Obligations.  Each Additional US Borrower jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several and direct and primary liability for the full and indefeasible payment when due and performance of all Obligations and for the prompt and full payment and performance of all of the promises, covenants, representations, and warranties made or undertaken by any Credit Party under the Financing Agreements and each Additional US Borrower agrees that such liability is independent of the duties, obligations, and liabilities of each of the joint and several US Borrowers.  In furtherance of the foregoing, each Additional US Borrower jointly and severally, absolutely and unconditionally guarantees to (i) the Revolving Secured Parties the full and indefeasible payment and performance when due of all Revolving Obligations and (ii) LC Facility Secured Parties the full and indefeasible payment and performance when due of all LC Facility Obligations.

(c)           Any Secured Party may enforce its rights under the Credit Agreement independently as to each Credit Party and independently of any other remedy or security.  Any Secured Party at any time may have or hold in connection with the Obligations, and it shall not be necessary for any Secured Party to marshal assets in favor of any Credit Party or to proceed upon or against or exhaust any security or remedy before proceeding to enforce the Credit Agreement.  Each Additional US Borrower expressly waives any right to require any Secured Party to marshal assets in favor of any Credit Party of the Obligations of such Additional US Borrower or to proceed against any other US Credit Party, and agrees that Accounts Collateral Agent may proceed against US Credit Parties or any US Accounts Collateral in such order as Accounts Collateral Agent shall determine in its sole and absolute discretion.

(d)           Any Secured Party may each file a separate action or actions against any Credit Party with respect to such Credit Party’s Obligations, whether such action is brought or prosecuted with respect to any security or against any guarantor of such Credit Party, or whether any other person is joined in any such action or actions.  Each Additional US Borrower agrees that any of the Secured Parties and any Credit Party and any affiliate of any Credit Party may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the continuing efficacy of this Agreement.  Each Additional US Borrower, as a joint and several Credit Party and guarantor hereunder with respect to such Additional US Borrower’s Obligations, expressly waives the benefit of any statute of limitations affecting its joint and several liability and guarantee hereunder (but not its primary liability) or the enforcement of the Obligations of such Additional US Borrower or any rights of any Secured Party created or granted herein.

(e)           Each Additional US Borrower acknowledges that the obligations of such US Credit Party undertaken herein might be construed to consist, at least in part, of the guarantee of obligations of persons other than such US Credit Party (including the other US Credit Parties) and, in full recognition of that fact and in full recognition of the joint and several and direct and primary liability of each Additional US Borrower hereunder for the Obligations, each Additional US Borrower consents and agrees that (A) in the case of the US Revolving Obligations, the Revolving Administrative Agent and Revolving Lenders, (B) in the case of the Canadian Obligations, the Canadian Agent and the Canadian Lender and (C) in the case of LC Facility Obligations, the LC Facility Administrative Agent, LC Facility Lenders and Term Loan Lenders, may, at any time and from time to time, without notice or demand (except as provided in and in accordance with the terms of the Credit Agreement), whether before or after any actual or purported termination, repudiation or revocation of the Credit Agreement by any US Credit Party, and without affecting the enforceability or continuing effectiveness of the Credit Agreement as to each US Credit Party (including each Additional US Borrower):  (i) increase, extend, or otherwise change the time for payment or the terms of the Obligations or any part thereof; (ii) supplement, restate, modify, amend, increase, decrease, or waive, or enter into or give any agreement, approval or consent with respect to any of the Obligations or any part thereof, or any of the Financing Agreements or any additional security or guarantees, or any condition, covenant, default, remedy, right, representation, or term thereof or thereunder; (iii) accept new or additional instruments, documents, or agreements in exchange for or relative to any of the Financing Agreements or the Obligations or any part thereof; (iv) accept partial payments on any of the Obligations; (v) receive and hold additional security or guarantees for the Obligations or any part thereof; (vi) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer, or enforce any security or guarantees, and apply any security and direct the order or manner of sale thereof as such Administrative Agent in its sole and absolute discretion may determine; (vii) release any person from any personal liability with respect to the Obligations or any part thereof; (viii) settle, release on terms satisfactory to such Administrative Agent or by operation of applicable laws or otherwise liquidate or enforce any Obligations and any security therefor or guaranty thereof, respectively, in any manner, consent to the transfer of any security and bid and purchase at any sale; or (ix) consent to the merger, change, or any other restructuring or termination of the corporate or partnership existence of any US Credit Party, and correspondingly restructure the Obligations, and any such merger, change, restructuring, or termination shall not affect the liability of any US Credit Party or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Obligations.

(f)            Each Additional US Borrower (as a Credit Party) expressly waives any and all defenses now or hereafter arising or asserted by reason of (i) any disability or other defense of any other Credit Party with respect to such Credit Party’s Obligations; (ii) the unenforceability or invalidity of any security or guaranty for such Credit Party’s Obligations or the lack of perfection or continuing perfection or failure of priority of any security for such Credit Party’s Obligations; (iii) the cessation for any cause whatsoever of the liability of such Credit Party (other than by reason of the full payment and performance of all of such Credit Party’s Obligations); (iv) any failure of any Secured Party to marshal assets in favor of any Credit Party; (v) any failure of any Secured Party to give notice to any Credit Party of sale or other disposition of Collateral of another Credit Party or any defect in any notice that may be given in connection with any such sale or disposition of Collateral of any Credit Party securing the Obligations of such Credit Party; (vi) any failure of any Secured Party to comply with applicable law in connection with the sale or other disposition of any Collateral or other security of any Credit Party, for any Obligations of such Credit Party, including any failure of any Secured Party to conduct a commercially reasonable sale or other disposition of any Collateral or other security of any other Credit Party for any Obligations of such Credit Party; (vii) any act or omission of any Secured Party or others that directly or indirectly results in or aids the discharge or release of any other Credit Party or any Obligations of any other Credit Party or any security or guaranty therefor by operation of law or otherwise; (viii) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation; (ix) any failure of any Secured Party to file or enforce a claim in any bankruptcy or other proceeding with respect to any Credit Party; (x) the avoidance of any Lien or security interest in assets of any other Credit Party in favor of any Secured Party for any reason; or (xi) any action taken by any Secured Party that is authorized by this section or any other provision of any Financing Agreement.  Until such time, if any, as all of the Obligations of any Additional US Borrower have been indefeasibly paid and performed in full and no portion of any commitment of any Secured Party to such Credit Party under any Financing Agreement remains in effect (or in the case of the Canadian Borrowers, prior to the Discharge of Revolving Obligations), such Credit Party’s rights of subrogation, contribution, reimbursement, or indemnity against the other Credit Parties shall be fully and completely subordinated to the indefeasible repayment in full of all such Credit Parties’ Obligations, and each Additional US Borrower expressly waives any right to enforce any remedy that it now has or hereafter may have against any other Person and waives the benefit of, or any right to participate in, any Collateral now or hereafter held by any Secured Party.

(g)           To the fullest extent permitted by applicable law, each Additional US Borrower expressly waives and agrees not to assert, any and all defenses in its favor based upon an election of remedies by any Secured Party which destroys, diminishes, or affects such Additional US Borrower’s subrogation rights against the other Credit Parties and/or (except as explicitly provided for herein) any rights to proceed against each other Credit Party, or any other party liable to any Secured Party, for reimbursement, contribution, indemnity, or otherwise.

(h)           Each Additional US Borrower warrants and agrees that each of the waivers and consents set forth herein are made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy, or otherwise adversely affect rights which such Additional US Borrower otherwise may have against the other Credit Parties or the Secured Parties, or others, or against the Collateral, and that, under the circumstances, the waivers and consents herein given are reasonable.  If any of the waivers or consents herein are determined to be contrary to any applicable law or public policy, such waivers and consents shall be limited to the extent required in order to be enforceable under applicable law.

(i)            The foregoing affirmations and covenants of each Additional US Borrower are in addition to, and not in lieu of, those set forth in the Credit Agreement, including, without limitation, Section 14 thereof.

2.             Effect on the Credit Agreement.  On and after the effectiveness of this Joinder Agreement, each reference in the Credit Agreement and the other Financing Agreements to the “US Borrowers,” or words to that effect shall mean and be a reference to the Parent, each of the Credit Parties signatory to the Credit Agreement and each Additional US Borrower for all purposes of the Credit Agreement and each Financing Agreement.

3.             Grant of Security Interests in Accounts Collateral.  To secure payment and performance of all Obligations, each Additional US Borrower hereby confirms the grant to the Accounts Collateral Agent for the benefit of itself and each other Secured Party pursuant to Section 5 of the Credit Agreement and in furtherance thereof hereby grants, subject to the terms and conditions of such Section 5, to the Accounts Collateral Agent for the benefit of itself and each other Secured Party, a continuing security interest in, a Lien upon, and a right of set off against, all right, title and interest of such Additional US Borrower in all of the Accounts Collateral, whether now owned or hereafter acquired or existing, and wherever located.

4.             Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.  The validity, interpretation and enforcement of this Joinder Agreement and the other Financing Agreements (except as otherwise expressly provided therein) and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of The State of New York (without giving effect to principles of conflicts of law).

Each Additional US Borrower and each Administrative Agent irrevocably consents and submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, whichever the Administrative Agents may elect, and in addition, each Additional US Borrower irrevocably consents and submits to the non-exclusive jurisdiction of the Ontario Superior Court of Justice, in each case, whichever the Administrative Agents may elect and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Joinder Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Joinder Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Accounts Collateral Agent (with respect to the Accounts Collateral) and LC Facility Collateral Agent (with respect to the Non-Accounts Collateral) and Lenders shall have the right to bring any action or proceeding against any Credit Party or its property in the courts of any other jurisdiction which such Collateral Agent deems necessary or appropriate in order to realize on the applicable Collateral or to otherwise enforce its rights against any Credit Party or its property).

Each Additional US Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth herein and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the US mails, or, at an Administrative Agent’s option, by service upon such Additional US Borrower in any other manner provided under the rules of any such courts.  Within thirty (30) days after such service, Additional US Borrowers shall appear in answer to such process, failing which such Additional US Borrower shall be deemed in default and judgment may be entered by Lender against such Additional US Borrower for the amount of the claim and other relief requested.

EACH ADDITIONAL US BORROWER AND EACH ADMINISTRATIVE AGENT HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS JOINDER AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  EACH ADDITIONAL US BORROWER AND EACH ADMINISTRATIVE AGENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY CREDIT PARTY OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS JOINDER AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

5.             Financing Agreement.  This Joinder Agreement shall constitute a Financing Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

CLEAN HARBORS EL DORADO, LLC
CLEAN HARBORS WILMINGTON, LLC

		By:	/s/ Stephen Moynihan
			Name:	Stephen Moynihan
			Title:	Senior Vice President

Acknowledged:

REVOLVING ADMINISTRATIVE AGENT,
ACCOUNTS COLLATERAL AGENT AND
US REVOLVING LENDER

BANK OF AMERICA, N.A.,
Individually and as Agent

By:	/s/ Christopher M. O’Halloran
Name: Christopher M. O’Halloran
Title: Vice President

CANADIAN COLLATERAL AGENT AND
CANADIAN LENDER:

BANK OF AMERICA, N.A., Canada Branch, as successor in interest to BABC Global Finance Inc.,
Individually and as Agent

By:	/s/ Nelson Lam
Name: Nelson Lam
Title: Vice President

LC FACILITY ADMINISTRATIVE AGENT
AND LC FACILITY COLLATERAL AGENT

CREDIT SUISSE, Cayman Islands Branch

By:	/s/ Phillip Ho
Name: Phillip Ho
Title: Director

By:	/s/ Karim Blasetti
Name: Karim Blasetti
Title: Associate

CREDIT SUISSE, Cayman Islands Branch, in its capacity as an LC Facility Lender

By:	/s/ Phillip Ho
Name: Phillip Ho
Title: Director

By:	/s/ Karim Blasetti
Name: Karim Blasetti
Title: Associate